                                                               EXHIBIT 21.1

                              SUBSIDIARIES OF CNA


                                         STATE OF
COMPANY                                  INCORPORATION            OWNED BY
-------                                  -------------            --------

CNA Financial Corporation (CNA)           Delaware                84 % Loews
                                                                  Corporation
Continental Casualty Company (CCC)        Illinois                100 % CNA
1897 Corporation                          Delaware                100 % CNA
Chicago Acquisition Corporation           New York                100 % CNA
Cinema Completions International, Inc.    Delaware                 50 % CNA
CNA Structured Settlements, Inc.          Illinois                100 % CNA
CNA Management (International) Limited    Jersey Channel Islands  100 % CNA
CNA (Bermuda) Services, Ltd.              Bermuda                 100 % CNA
Viaticus, Inc.                            Delaware                100 % CNA
Continental Assurance Company (CAC)       Illinois                100 % CCC
1911 Corp. and 3 Subsidiaries             Delaware                100 % CCC
Claims Administration Corp.               Maryland                100 % CCC
CNA Automation, Inc.                      Illinois                100 % CCC
Agency Management Services, Inc. and
  6 Subsidiaries                          Delaware                90.6 % CCC
American Casualty Company of Reading,
  Pennsylvania (ACCO)                     Pennsylvania            100 % CCC
National Fire Insurance Company
  of Hartford (NFI)                       Connecticut             100 % CCC
Columbia Casualty Company                 Illinois                100 % CCC
CNA Casualty of California                California              100 % CCC
Transportation Insurance Company          Illinois                100 % CCC
Collateral Holding Subsidiaries           Illinois                100 % CCC
Transcontinental Technical Services,
  Inc. (ServCo)                           Illinois                100 % CCC
CNA Management Company Limited and
  2 Subsidiaries                          United Kingdom          100 % CCC
CNA Realty Corp. and 1 Subsidiary         Delaware                100 % CCC
Larwin Developments, Inc.                 California              100 % CCC
CNA Services, Incorporated                Illinois                100 % CCC
CNA Casualty of Illinois                  Illinois                100 % CCC
CNA Reinsurance Company                   Illinois                100 % CCC
Galway Insurance Company                  California              100 % CCC
Valley Forge Life Insurance Company       Pennsylvania            100 % CAC
Valley Forge Insurance Company            Pennsylvania            100 % ACCO
Transcontinental Insurance Company        New York                100 % NFI

                                  32